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                                                                  Exhibit 10.17

                              [Viacom Letterhead]


                                                              December 1, 1998



Edward B. Stead
169 Tiger Tail
Olympic Valley, California  96146


Dear Ed:

         This is to confirm our understanding that your employment agreement dated as of September 2, 1997 shall be amended to change the last day of the employment term from September 1, 2000 to September 2, 2001. Except as amended hereby, your employment agreement shall remain in full force and effect.

         Please sign and return the attached copy of this letter to indicate your agreement with the foregoing.


                                    Very truly yours,


                                    /s/ BILL ROSKIN

ACCEPTED AND AGREED:



    /s/ Edward B. Stead
-----------------------
        Edward B. Stead